SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): December 10, 1998


CALDERA CORPORATION
(Exact Name of Registrant as Specified in Charter)

FLORIDA                           1-12023                 59-3243555
(State or Other Jurisdiction     (Commission             (IRS Employer
of Incorporation)                 File Number)            Identification No.)

3156 EAST OLD MILL CIRCLE, SUITE 100, SALT LAKE CITY, UT     84121
(Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:  (801) 947-9007

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On December 10, 1998, the Board of Directors authorized the engagement of Andersen Andersen & Strong, Certified Public Accountants, as independent auditors of the Company for the year ended December 31, 1998. The decision to retain Andersen Andersen & Strong, and not to re-engage Marvin B. Seidman, the former independent auditor, was made by the Board of Directors on such date and was approved by written consent of shareholders owning in excess of 51% of the outstanding common shares of the Company on December 15, 1998. The decision not to re-engage Mr. Seidman did not involve a dispute with the Company over accounting policies or practices. The report of Mr. Seidman on the Company's financial statements for the year ended December 31, 1997, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principals. In connection with the audit of the Company's financial statements for such year ended December 31, 1997, there were no disagreements with Mr. Seidman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Mr. Seidman, would have caused such firm to make reference to the matter in its report.

     Neither the Company, nor anyone on its behalf, has consulted Andersen Andersen & Strong regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, and neither written nor oral advice was provided by Andersen Andersen & Strong that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue.

Item 7.  Exhibits
(c)The following exhibits are filed with this report:

Exhibit No.        Description                                    Location

   16.1            Letter on Change in Certifying Accountant      Attached


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Caldera Corporation

Date: December 15, 1998               /s/ Radd C. Berrett, President

                                     /s/ Richard A. Ford, Chief Accounting
                                         Officer

EXHIBIT 16.1
Marvin B. Seidman, CPA
Certified Public Accountant
8501 S. W. 29th Street
Miami, Florida 33155
(305) 221-8271

December 14, 1998

Board of Directors
Caldera Corporation
3156 East Old Mill Circle
Suite 100
Salt Lake City, UT  84121

Gentlemen and Madam:

     I acknowledge receipt of a copy of the disclosures set forth in Item 4 of the Current Report on Form 8-K of Caldera Corporation dated December 10, 1998, made in response to Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission. This letter will confirm that I agree with the statements made by the Company in such item.

     Sincerely,

     Marvin Seidman